Exhibit 99.1

Amesite Announces 69% QoQ Revenue Increase in Q2 2026 and Product Plans for Coming Months

Shareholder Update Reports Positive Customer Reviews, New Segment Growth and Technology Rollouts across Post-Acute Healthcare

DETROIT, October 30, 2025 (GLOBE NEWSWIRE) – Amesite Inc. (NASDAQ: AMST), a leading developer of AI-powered enterprise solutions, announces a 69% QoQ increase in revenue even as it reduced its spending. Amesite also reported expanding its customer base and offerings to post-acute health businesses across the U.S. The Company described these results and its pathway to offer the first AI-powered electronic medical record (EMR) by 2026 in a shareholder update made available yesterday on its website. As part of the shareholder update, Amesite Founder & CEO, Dr. Ann Marie Sastry discussed:

●	Summary of FY 2025 10-K and Q1 2026 10-Q: Financial performance was described in the context of methodical execution of platform capabilities demanded by customers.

●	Excellent Product Reviews: Customer feedback was described, underscoring high satisfaction and increased adoption in post-acute healthcare segments.

●	Efficient Technology Innovation: Rapid deployment of Amesite's proprietary AI technology was described, crediting the AI-forward infrastructure used at the inception of the NurseMagicTM product family.

●	Upcoming Product Plans: Amesite announced the planned launch of what it believes is the industry’s first AI-powered EMR platform for post-acute care, aiming to deliver operational efficiency for the fastest-growing healthcare segments.

“Our team’s focus on operational discipline has enabled us to drive revenue growth while reducing operating expenses,” said Madison Bush, Director of Corporate Operations. “We are focused on delivering increased value to our shareholders by practicing what we preach: using AI-powered process optimization that continuously increases our business efficiency. Importantly, our customer engagement has accelerated since Q12026, with an average of 6,500 daily views of our platform explainer video and 28,000 daily website visitors.”

“Our increased revenue, of 82% and 69% QoQ for the last two quarters, reflects the strong demand from our customers for NurseMagicTM’s AI-powered platform support,” added Brandon Owens, VP of Sales. “With a strong technology foundation, and relationships built through delivery of value, we believe that we will grow our business with existing customers and also onboard new, larger clients because of our differentiation in technology.”

“The only way to solve the urgent need to increase the efficiency of delivery of U.S. healthcare, while also improving the quality of care, is through innovation. AI will play the most important role in this transition. By methodically rolling out capabilities and services on our proprietary, AI-powered NurseMagicTM platform, we are working to meet the strong demand for end-to-end, AI-enhanced platform support for post-acute care,” said Dr. Ann Marie Sastry, Founder & CEO.

About Amesite Inc.

Amesite (NASDAQ: AMST) is an AI-driven company with an immediate aim to transform the $330 billion home and healthcare segments. Its flagship product, NurseMagic™, streamlines healthcare documentation, reducing the time required from 20 minutes to just 20 seconds. NurseMagic™ is used by over 100 professions to improve care, enhance operational efficiency and improve financial performance. Built on proprietary AI trained on industry-specific data, NurseMagic meets HIPAA regulations while improving accuracy and efficiency. The platform serves B2B and B2C users across 50 states and 21 countries, offering seamless integration into healthcare workflows and translations to over 50 languages.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company's planned online machine learning platform, the Company's business plans, any future commercialization of the Company's online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company's filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations

ir@amesite.com